Exhibit 99.2

Non-Competition and Non-Solicitation Agreement

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) is made as of this 17th day of June 2007, by and between CyberSource Corporation, a Delaware corporation (the “Parent”), and Roy Banks of 6174 Thornton Circle, Highland, Utah 84003 (the “Executive”) (collectively, the “parties”).

WHEREAS, the Executive is a key executive of Authorize.Net Holdings, Inc. (the “Company”); and

WHEREAS, pursuant to an Agreement and Plan of Reorganization by and among the Parent, Congress Acquisition-Sub, Inc. (the “Merger Sub”), Congress Acquisition Sub 1 LLC (“Merger Sub LLC”), and the Company (the “Merger Agreement”), the Merger Sub and the Company will be merged and the resulting corporation will be merged with and into the Merger Sub LLC, with the Merger Sub LLC surviving as a wholly-owned subsidiary of the Parent; and

WHEREAS, the Executive is a holder of options in and shares of capital stock of Company and consequently will receive substantial consideration as a result of the consummation of the Merger, which consideration reflects the goodwill associated with the Company’s business; and

WHEREAS, a material condition to the Parent’s obligation to consummate the Merger and to preserve the value of the assets being acquired by the Parent, the Merger Agreement requires, among other things, that the Executive enter into this Agreement at or prior to the closing of the Merger; and

WHEREAS, the Executive has accepted employment with the Parent in connection with the Merger;

NOW, THEREFORE, subject to the terms of the Merger Agreement and contingent upon the consummation of the Merger, the parties agree as follows:

1. Covenant Not To Compete or Solicit. The Executive acknowledges that one of the material conditions precedent to the consummation of the Merger is the Executive’s agreement to be bound by the restrictions set forth in this Section 1. The Executive further acknowledges and agrees that he has unique knowledge and experience regarding the Company’s business, and further acknowledges that, as a result of the Parent’s acquisition of the Company’s business, the only method of preserving and protecting the assets, business and goodwill acquired by the Company is by restricting the ability of the Executive to engage in certain competitive business activities in the manner set forth in this Section 1. Accordingly, for as long as Executive is employed by Parent and for a period of one (1) year thereafter (the “Noncompetition Period”), the Executive agrees that he will not, either directly or indirectly:

(a) Engage in any business activity (whether as an employee, consultant, proprietor, partner, director or otherwise) that is competitive, in whole or in part, with the Parent or the Company (or with any Affiliated Entity, which is defined to mean any corporation or other business entity or entities that directly or indirectly controls, is controlled by, or is under common control with the Parent or the Company), including but not limited to developing, selling, marketing, manufacturing, licensing, or distributing products or services that are competitive with the products and services being developed, sold, marketed, manufactured, licensed, or distributed by the Parent or the Company; or have any ownership interest in, or participate in the financing, operation, management, or control of, any person, firm, corporation or business whose products, activities, or services compete in whole or in part with those of the Parent or the Company (or of any Affiliated Entity), provided, however, that nothing contained in this Section 1(a) shall be construed to prohibit the Executive from purchasing and owning (directly or indirectly) up to one percent (1%) of the capital stock or other securities of any corporation or other entity whose stock or securities are traded on any national or regional securities exchange or the national over-the-counter market and such ownership shall not constitute a violation of this Section 1(a);

(b) Divert or attempt to divert from the Parent or the Company (or any Affiliated Entity) any business of any kind in which it is engaged, including, without limitation, the solicitation of any past, present, or prospective supplier, partner, or customer, or the interference with or disruption of its business relations with its past, present, or prospective suppliers, partners or customers;

(c) Solicit, hire, recruit, employ or retain any person or entity who is employed by or has a contractual relationship with the Parent or the Company (or any Affiliated Entity), or encourage any person or entity who is employed by or has a contractual relationship with the Parent or the Company (or any Affiliated Entity) to terminate their employment or contractual relationship with the Parent or the Company (or any Affiliated Entity).

2. Equitable Relief. The Parent and the Executive agree and acknowledge that, in the event the Executive breaches or threatens to breach this Agreement, the damage to the Parent will be substantial and incapable of calculation in money damages, and that the remedy at law for any breach of this Agreement is and will be inadequate. Therefore, in the event of a breach or threatened breach by the Executive of the provisions of this Agreement, the Parent shall be entitled to equitable remedies without the obligation to post bond or other security in seeking such relief, including, but not limited to, specific performance or temporary, preliminary or permanent injunctive relief restraining the Executive from violating the provisions of this Agreement. Nothing contained in this Agreement shall be construed as prohibiting the Parent from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, the recovery of damages from the Executive.

3. Enforceability. If any court determines that any of the non-competition or non-solicitation covenants set forth herein (the “Covenants”), or any parts thereof, are invalid or unenforceable, the other Covenants and the remainder of any of the Covenants so impaired shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the Covenants, or any parts thereof, are unenforceable because of the duration or geographic scope thereof, the parties agree that the duration or geographic scope of such Covenants, or any parts thereof, shall be the maximum duration or geographic scope, as the case may be, provided by law, of such Covenants, and, in such reduced form, such

Covenants shall then be enforceable. It is the intention of the parties that the Covenants contained in Section 1 shall be enforced to the greatest extent in time, area, and degree of participation as is permitted by the laws of the jurisdiction in which enforcement is sought.

4. Amendments; Waivers; Remedies. This Agreement may not be amended or waived except by a writing signed by the Executive and by a duly authorized representative of the Parent other than the Executive. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

5. Assignment. The performance of the Executive is personal hereunder, and the Executive agrees that he shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Parent; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Parent or a sale of any or all or substantially all of its assets. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, and assigns.

6. Entire Agreement. This Agreement is intended to be the final, complete, and exclusive statement of the parties’ agreement concerning its subject matter, and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding involving this Agreement.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

8. Acknowledgment. The Executive acknowledges (a) that he has been advised by independent counsel of his own choice concerning this Agreement and has been advised to do so by the Parent, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

9. Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any term of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CYBERSOURCE CORPORATION:		ROY BANKS:

By:	/s/ William S. McKiernan	/s/ Roy Banks
William S. McKiernan
Title:	Chairman and Chief Executive Officer

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